Exhibit 3(ii).1
AMENDED AND RESTATED BYLAWS
OF
AVALONBAY COMMUNITIES, INC.
May 21, 2009

AMENDED AND RESTATED BYLAWS
OF
AVALONBAY COMMUNITIES, INC.
TABLE OF CONTENTS

(ii)

(iii)

ARTICLE I
MEETINGS OF STOCKHOLDERS
     1.01 PLACE. All meetings of the holders (the “Stockholders”) of the issued and outstanding common stock and preferred stock of AvalonBay Communities, Inc. (the “Corporation”) shall be held at the principal executive office of the Corporation or such other place as shall be set by the Board of Directors and stated in the notice of the meeting.
     1.02 ANNUAL MEETINGS. An annual meeting of the Stockholders for the election of directors of the Corporation (“Directors”) and the transaction of such other business as may be properly brought before the meeting shall be held on the date and at the time set by the Board of Directors. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.
     1.03 MATTERS TO BE CONSIDERED AT ANNUAL MEETING.
          (a) A proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder who was a Stockholder of record of a class of stock of the Corporation (“Stock”) entitled to vote on the matter being proposed (A) at the time of giving of notice provided for in this Section 1.03, (B) as of the record date for the annual meeting in question and (C) at the time of such annual meeting, and who complied with this Section 1.03. For a proposal of business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must otherwise be a proper matter for action by the Stockholders and such Stockholder must be present in person or by proxy at the annual meeting.
          To be timely, a Stockholder’s notice shall set forth all information required under this Section 1.03 and be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (the “Notice Anniversary Date”); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
          For purposes of these Bylaws, “public announcement” shall mean disclosure in a (i) press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, (ii) document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), or (iii) letter or report sent to Stockholders of record of the Corporation entitled to vote at the meeting.
          (b) A Stockholder’s notice to the Secretary shall set forth:
                    (i) as to any business that the Stockholder proposes to bring before the annual meeting, a description of such business, the Stockholder’s reasons for proposing such business at the annual meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or any Stockholder Associated Person therefrom;
                    (ii) as to the Stockholder giving the notice and any Stockholder Associated Person,
                         (A) the class, series and number of all shares of Stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
                         (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder or Stockholder Associated Person,
                         (C) whether and the extent to which such Stockholder or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and
                         (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such Stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
                    (iii) as to the Stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this paragraph (b) of this Section 1.03,
                         (A) the name and address of such Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and
                         (B) the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder and each such Stockholder Associated Person; and
                    (iv) to the extent known by the Stockholder giving the notice, the name and address of any other stockholder supporting the proposal for business on the date of such Stockholder’s notice.
               For purposes of these Bylaws, “Stockholder Associated Person” of any Stockholder shall mean (i) any person acting in concert with such Stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or such Stockholder Associated Person.
          (c) If information submitted pursuant to this Section 1.03 by any Stockholder proposing business at an annual meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.03. Any such Stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such Stockholder shall provide, within five (5) Business Days after delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 1.03, and (ii) a written update of any information submitted by the Stockholder pursuant to this Section 1.03 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.03.
          (d) Only such business shall be conducted at an annual meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.03. The Presiding Officer (as defined in Section 1.10 hereof) of the meeting shall have the power to determine whether any business proposed to be brought before the meeting was proposed in accordance with this Section 1.03.

          (e) Notwithstanding the foregoing provisions of this Section 1.03, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.03. Nothing in this Section 1.03 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
          (f) This Section 1.03 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.03.
     1.04 SPECIAL MEETINGS.
          (a) The Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the Stockholders. In addition, subject to subsection (b) of this Section 1.04, the Secretary of the Corporation shall call a special meeting of the Stockholders to act on any matter that may properly be considered at a meeting of the Stockholders upon the written request of Stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.
          (b) (1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within fifteen (15) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the fifteenth (15th) day after the first date on which the Record Date Request Notice is received by the Secretary.
               (2) In order for any Stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by

Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at such meeting (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such Stockholder (or other agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of Stock of the Corporation which are owned (beneficially or of record) by such Stockholder and (C) the nominee holder for, and number of, shares of Stock of the Corporation owned beneficially but not of record by such Stockholder, (iv) be sent to the Secretary by registered mail, return receipt requested and (v) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
               (3) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.04(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
               (4) In the case of any special meeting called by the Secretary upon the request of Stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within fifteen (15) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within fifteen (15) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.04(b).
               (5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary: (i) if the notice of the meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting on a matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the Presiding Officer to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the Presiding Officer may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
               (6) The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, Stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
               (7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     1.05 NOTICE. Not fewer than ten (10) nor more than ninety (90) days before the date of each meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or electronic transmission, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. A single notice to all Stockholders who share an address shall be effective as to any Stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within sixty (60) days. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with these Bylaws, or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of Stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
     1.06 SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except such business that is specifically designated in the notice of the meeting. Subject to the provisions of Section 1.03, any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.
     1.07 QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this Section 1.07 shall not affect any requirement under any statute or the charter of the Corporation, as amended from time to time (the “Charter”), for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of Stockholders, the Presiding Officer may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave fewer than were required to establish a quorum.
     1.08 VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws. Unless otherwise provided by statute or by the Charter, each outstanding share (a “Share”) of Stock of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, other than elections to office, vote them against the proposal but, if the Stockholder fails to specify the number of shares such Stockholder is voting affirmatively, it shall be conclusively presumed that the Stockholder’s approving vote is with respect to all votes said Stockholder is entitled to cast. Shares of its own Stock directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time. Notwithstanding anything else contained in these Bylaws, the rights of any class of “Excess Stock” (as such term is defined in the Charter) and the rights of holders of any class of Excess Stock shall be limited to the rights with respect thereto provided in the Charter. Notwithstanding the foregoing, the affirmative vote of holders of Shares entitled to cast a majority of all of the votes entitled to be cast in the election of Directors shall be required to elect a Director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
     1.09 PROXIES. A Stockholder may cast the votes entitled to be cast by the holder of the Shares owned of record by the Stockholder in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy.
     1.10 CONDUCT OF MEETINGS.
          (a) The Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of both the Chairman and the Chief Executive Officer, the President, or, in the absence of all of the foregoing officers, a presiding officer appointed by the Board of Directors, shall preside over meetings of the Stockholders. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the individual appointed by the presiding officer (the “Presiding Officer”) of the meeting shall act as secretary of such meeting. Unless otherwise approved by the Presiding Officer, attendance at a meeting of Stockholders is restricted to Stockholders of record, persons authorized in accordance with Section 1.09 to act by proxy, and officers of the Corporation.
          (b) The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the Presiding Officer. The Presiding Officer may prescribe such rules, regulations and procedures and take such action as, in the discretion of the Presiding Officer and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the Presiding Officer may determine; (iii) limiting participation at the meeting on any matter to Stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the Presiding Officer may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the Presiding Officer; (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time, and at a place announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the Presiding Officer, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     1.11 TABULATION OF VOTES. At any annual or special meeting of Stockholders, the Presiding Officer shall be authorized to appoint one or more persons as tellers (the “Teller” or “Tellers”) or inspectors (the “Inspector” or “Inspectors”) for such meeting. A Teller may, but need not, be an officer or employee of the Corporation. An Inspector may not be an officer or employee of, or otherwise affiliated with, the Corporation. The Teller or Inspector, if any, shall be responsible for (i) determining the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receiving and tabulating all votes, ballots or consents, (iii) reporting such tabulation to the Presiding Officer and (iv) doing such acts as are proper to fairly conduct the election or vote. In tabulating votes, a Teller or Inspector shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller, if any, may be authorized by the Presiding Officer to determine on a preliminary basis the legality and sufficiency of all votes cast and proxies delivered under the Corporation’s Charter, Bylaws and applicable law. The Presiding Officer may review all preliminary determinations made by the Teller hereunder, and in doing so, the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any preliminary determinations made by the Teller. The Inspector, if any, shall hear and determine all challenges and questions arising in connection with the right to vote. Each report of a Teller or Inspector shall be in writing and signed by him or her or by a majority of them if there is more than one. The report of the majority shall be the report of the Tellers or Inspectors. The report of the Inspector or Inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
     1.12 VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.
          The Board of Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the class of Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified stock in place of the Stockholder who makes the certification.
     1.13 INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a unanimous consent setting forth such action is given in writing or by electronic transmission by each Stockholder entitled to vote on the matter and filed with the minutes of proceedings of the Stockholders. Such written consents may be signed by different Stockholders on separate counterparts.

     1.14 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the Presiding Officer shall order that voting be by ballot.
ARTICLE II
DIRECTORS
     2.01 GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.
     2.02 OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law, as amended from time to time (the “MGCL”). Except as set forth in the Charter or by separate agreement, arrangement or policy of the Corporation, the Board of Directors, each Director, and the agents, officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, arrangement or policy of the Corporation, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director’s attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.
     2.03 NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the number of Directors shall be not less than five (5) nor greater than fifteen (15) and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. The minimum or maximum number of Directors provided in this Section 2.03 may be changed only by amendment to these Bylaws or by amendment to the Corporation’s Charter, provided that any such amendment shall be both duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote and deemed advisable or approved by the Board of Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualified.

     2.04 NOMINATION OF DIRECTORS.
          (a) Nominations of individuals for election to the Board of Directors may be made at an annual meeting of Stockholders: (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder who was a Stockholder of record of a class of Stock entitled to vote at the meeting in the election of each individual so nominated (A) at the time of giving of notice provided for in this Section 2.04, (B) as of the record date for the annual meeting in question and (C) at the time of such annual meeting, and who complied with this Section 2.04. Any Stockholder who seeks to make such a nomination must be present in person or by proxy at the annual meeting. Only individuals nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as Directors at an annual meeting of Stockholders.
          (b) For nominations to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.04, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice shall set forth all information required under this Section 2.04 and be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the Notice Anniversary Date; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.
          (c) A Stockholder’s notice to the Secretary shall set forth:
                    (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
                    (ii) as to the Stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
                         (A) the class, series and number of Company Securities, if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
                         (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated Person,
                         (C) whether and the extent to which such Stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was a Peer Group Company for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such Stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and
                         (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
                    (iii) as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this paragraph (c) of this Section 2.04 and any Proposed Nominee,
                         (A) the name and address of such Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
                         (B) the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
                    (iv) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a Director on the date of such Stockholder’s notice.

          (d) Notwithstanding anything in this Section 2.04 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the Notice Anniversary Date, a Stockholder’s notice required by this Section 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
          (e) Nominations of individuals for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a Stockholder that has requested that a special meeting be called for the purpose of electing Directors in compliance with Section 1.04 of these Bylaws and that has supplied the information required by Section 1.04 about each individual whom the Stockholder proposes to nominate for election of Directors or (iii) provided that the special meeting has been called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors in accordance with Section 1.04 of these Bylaws for the purpose of electing Directors, by any Stockholder of the Corporation who is a Stockholder of record of a class of Stock entitled to vote in the election of Directors (A) at the time of giving of notice provided for in this Section 2.04, (B) as of the record date for the special meeting in question and (C) at the time of such special meeting, and who complied with this Section 2.04. Any Stockholder who seeks to make such a nomination must be present in person or by proxy at the special meeting. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board of Directors, any such Stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the Stockholder’s notice containing the information required by paragraphs (b) and (c) of this Section 2.04 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.
          (f) If information submitted pursuant to this Section 2.04 by any Stockholder proposing a nominee for election as a Director at a meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.04. Any such Stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such Stockholder shall provide, within five (5) Business Days after delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 2.04, and (ii) a written update of any information submitted by the Stockholder pursuant to this Section 2.04 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.04.
          (g) Only such individuals who are nominated in accordance with this Section 2.04 shall be eligible for election by Stockholders as Directors. The Presiding Officer of the meeting shall have the power to determine whether a nomination was made in accordance with this Section 2.04.
          (h) Notwithstanding the foregoing provisions of this Section 2.04, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.04. Nothing in this Section 2.04 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.04 shall require disclosure of revocable proxies received by the Stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
     2.05 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of Stockholders and no notice other than this Bylaw shall be necessary for the calling of such meeting. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
     2.06 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer, the President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
     2.07 NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least one (1) Business Day (or, if given on a day other than a Business Day, at least twenty-four (24) hours) prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
     2.08 QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, however, that a quorum for the transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an Independent Director (as defined in the Charter) has any interest shall consist of a majority of the Directors that includes a majority of the Independent Directors then in office. If less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     The Directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than were required to establish a quorum.
     2.09 VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws; provided, however, that no act relating to any matter in which a Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the Independent Directors. If enough Directors have withdrawn from a meeting to leave fewer than were required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
     2.10 CONDUCT OF MEETINGS. At each meeting of the Board of Directors, the Chairman or, in the absence of the Chairman, the Chief Executive Officer (if a member of the Board of Directors) or, in the absence of the Chairman and the Chief Executive Officer, a Director who has previously been designated as Lead Independent Director or, in the absence of the Chairman, the Chief Executive Officer and such Director, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Corporation or, in his or her absence, an Assistant Secretary of the Corporation shall act as Secretary of the meeting or, in the absence of the Secretary and all Assistant Secretaries, the presiding officer of the meeting shall designate any individual to act as secretary of the meeting. Directors may participate in a meeting by conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitute presence in person at such meeting for all purposes of these Bylaws.
     2.11 RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof in the manner provided in the Charter.
     2.12 REMOVAL OF DIRECTORS. Any Director may be removed in the manner provided in the Charter.
     2.13 VACANCIES. Vacancies on the Board of Directors shall be filled in the manner provided in the Charter.
     2.14 CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of the Board of Directors. Written consents may be signed by different Directors on separate counterparts.
     2.15 COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.
     2.16 LEAD INDEPENDENT DIRECTOR. From time to time the Independent Directors then serving on the Board of Directors may appoint from among them one member to serve as “Lead Independent Director,” which position shall have such description as the Independent Directors shall in their discretion determine, but only to the extent not inconsistent with the Charter or these Bylaws.
     2.17 RELIANCE. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.
     2.18 RATIFICATION. The Board of Directors or the Stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the Stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any Stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or Stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
     2.19 EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 2.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article II of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board            of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE III
COMMITTEES
     3.01 NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members certain committees as described below. The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating such member but shall not exceed such member’s tenure as Director. Any member of a committee may be removed at any time by resolution of the Board of Directors. A committee may not take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has or is reasonably likely to have any interest unless a majority of the members of such committee shall be Independent Directors.
          (a) Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Directors, appoint an Executive Committee consisting of one or more Directors. The Board may designate one or more Directors as an alternate member of the Executive Committee, who may replace any absent member at any meeting of the Executive Committee.
          (b) Audit Committee. The Board of Directors shall, by resolution adopted by a majority of the Directors, appoint an Audit Committee consisting of three or more Directors whose membership on the Audit Committee shall satisfy the requirements set forth in the applicable rules, if any, of the New York Stock Exchange (“NYSE”), as amended from time to time. The Board may designate one or more Directors as an alternate member of the Audit Committee, who may replace any absent member at any meeting of the Audit Committee.

          (c) Compensation Committee. The Board of Directors shall, by resolution adopted by a majority of the Directors, appoint a Compensation Committee consisting of two or more Directors whose membership on the Compensation Committee shall satisfy the requirements set forth in the applicable rules, if any, of the NYSE, as amended from time to time. The Board may designate one or more Directors as an alternate member of the Compensation Committee, who may replace any absent member at any meeting of the Compensation Committee.
          (d) Other Committees. The Board of Directors may, by resolution adopted by a majority of the Directors, appoint such other standing or special committees, each consisting of one or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the MGCL or imposed by the Charter or these Bylaws. The Board may designate one or more Directors as an alternate member of any committee designated pursuant to this Section 3.01(d), who may replace any absent member at any meeting of such committee.
     3.02 DELEGATION OF POWER. The Board of Directors may, by resolution or adoption of a committee charter, delegate to committees appointed under Section 3.01 any of the powers of the Board of Directors, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL, and may prescribe rules governing the conduct and proceedings of these committees.
     3.03 QUORUM AND VOTING. Subject to such terms as may appear in the delegation of authority to such committee (which may be contained in the charter for such committee), a majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the committee members present at a meeting shall constitute the act of the committee. Notwithstanding the foregoing, no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of any committee unless a majority of the Independent Directors on the committee vote for such act.
     3.04 CONDUCT OF MEETINGS. Subject to such terms as may appear in the delegation of authority to such committee (which may be contained in the charter for such committee), the Board of Directors shall designate for each committee a chairman, and if such chairman is not present at a particular meeting, the committee shall select a presiding officer for such meeting. Subject in each case to any provisions to the contrary in any effective resolution of the Board of Directors relating to the appointment or authority of a committee of the Board of Directors (including any committee charter adopted by such resolution), each committee shall (i) adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and (ii) meet at the call of the chairman of such committee or the Chairman of the Board of Directors. Members of any committee shall be entitled to participate in meetings of such committee by conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Each committee shall keep minutes of its meetings and report the results of any proceedings to the Board of Directors.

     3.05 CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee. Written consents may be signed by different members on separate counterparts.
     3.06 VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy or to dissolve any such committee.
ARTICLE IV
OFFICERS
     4.01 TITLES AND ELECTION. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Vice Presidents of varying degrees, such as Executive, Regional or Senior Vice Presidents), a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. The Chief Executive Officer may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Notwithstanding the foregoing, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Secretary and the Treasurer shall be elected by a majority of the Directors at the time in office. The officers of the Corporation elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following each annual meeting of Stockholders. If the election of such officers shall not take place at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. No officer need be a Stockholder or a Director of the Corporation.
     4.02 REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer elected by the Board of Directors, by a committee or an officer upon whom such power of removal may be conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

     4.03 OUTSIDE ACTIVITIES. The officers and agents of the Corporation are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with applicable law and these Bylaws. Except as set forth in the Charter or by the terms of any separate agreement, arrangement or policy of the Corporation, the officers and agents of the Corporation may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by the terms of any separate agreement, arrangement or policy of the Corporation, the officers and agents of the Corporation (other than those serving who are also Directors) do not have an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest that an officer or an agent has in any investment opportunity presented to the Corporation must be disclosed by such officer or agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such officer or agent becomes aware of such interest or that the Corporation is considering such investment opportunity. If such interest comes to the attention of the interested officer or agent after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.
     4.04 VACANCIES. A vacancy in any office may be filled by the Board of Directors, or any committee or officer authorized by these Bylaws or the Board of Directors for such purpose, for the balance of the term. A vacancy in any office previously appointed by the Chief Executive Officer may be filled by the Chief Executive Officer for the balance of the term.
     4.05 CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Stockholders and the Board of Directors, and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.
     4.06 CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors and subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business of the Corporation and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.
     4.07 PRESIDENT. The President shall exercise and perform such duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer or prescribed by these Bylaws.
     4.08 VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer or prescribed by these Bylaws.

     4.09 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have all the powers of the Treasurer and shall have such other responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer. For purposes of Section 4.08 of these Bylaws, the Chief Financial Officer shall be considered to have the rank of Executive Vice President.
     4.10 CHIEF OPERATING OFFICER. The Chief Operating Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer. For purposes of Section 4.08 of these Bylaws, the Chief Operating Officer shall be considered to have the rank of Executive Vice President.
     4.11 SECRETARY. (a) The Secretary shall keep, or cause to be kept, minutes of the proceedings of the Board of Directors, committees of the Board of Directors and Stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, and approvals of the minutes of meetings executed pursuant to these Bylaws or the MGCL. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each.
          (b) The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and may give, or cause to be given, notice of all meetings of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.
     4.12 TREASURER.
          (a) The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.
          (b) The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, Chief Executive Officer, President and Board of Directors, whenever any of them requests it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.
     4.13 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer’s absence and (ii) shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chairman, Chief Executive Officer, President or the Board of Directors, or any such designated committee or officer.
     4.14 SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, Chairman, Chief Executive Officer, President or any designated committee or officer may prescribe.
     4.15 COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director.
ARTICLE V
SHARES OF STOCK
     5.01 FORM OF CERTIFICATES. The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of Stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of Stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of Stock is authorized by the Board of Directors to be issued without certificates, no Stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of Stock held by such Stockholder unless otherwise determined by the Board of Directors and then only upon written request by such Stockholder to the secretary of the Corporation.
     5.02 TRANSFER OF SHARES. All transfers of shares of Stock by the holder of the shares, in person or by his attorney, shall be made on the books of the Corporation in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
     Notwithstanding the foregoing, transfers of shares of any class or series of Stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
     5.03 STOCK LEDGER. The Corporation shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Directors, an original or duplicate stock ledger containing the name and address of each Stockholder and the number of shares of each class of Stock held by each Stockholder. The stock ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice to acquirers of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the MGCL, and Section 8-204 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any share or shares of Stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the stock ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.
     5.04 LOST CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such Stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
     5.05 EMPLOYEE STOCK PURCHASE PLANS. The Board of Directors shall have the authority, in its discretion, to adopt one or more employee stock purchase plans or agreements, containing such terms and conditions as the Board may prescribe, for the issue and sale of unissued shares of Stock, or of its issued shares acquired or to be acquired, to the employees of the Corporation or to the employees of its subsidiary corporations or to a trustee on their behalf, and for the payment of such shares in installments or at one time, and for such consideration as may be fixed by the Board or any committee thereof, and may provide for aiding any such employees in paying for such shares by compensation for services rendered, promissory notes or otherwise. The Board of Directors, or any committee thereof, may carry out and administer any such plan or delegate part or all of the administration of any such plan to any other entity or person.
     5.06 FIXING OF RECORD DATE.
          (a) The Board of Directors may set, in advance, a date as the record date for the purpose of determining Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose.

Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.
          (b) When a record date for the determination of Stockholders entitled to notice of and vote at any meeting of Stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
ARTICLE VI
DIVIDENDS AND DISTRIBUTIONS
     6.01 AUTHORIZATION. Dividends and other distributions upon the Stock may be authorized by the Board of Directors , subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.
     6.02 CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE VII
INDEMNIFICATION
     7.01 INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. The Corporation shall indemnify, to the full extent authorized or permitted by Maryland statutory or decisional law or any other applicable law, any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact he, his testator or intestate is or was a Director or officer of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director or officer of, or in any other capacity with respect to, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (an “Indemnified Person”), including the advancement of expenses under procedures provided under such law; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent failure to make disclosures required by the next to last sentence of Sections 2.02 or 4.03 hereof as applied to Directors and officers respectively. The Corporation shall indemnify any Indemnified Person’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the status of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property (including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child, but such indemnity shall not otherwise extend to protect the spouse or child against liabilities caused by the spouse’s or child’s own acts. The provisions of this Section 7.01 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect and may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.
     7.02 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to Directors and officers of the Corporation.
     7.03 INSURANCE. The Corporation shall have the power to purchase and maintain insurance to protect itself and any Indemnified Person, employee or agent of the Corporation against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.
     7.04 NON-EXCLUSIVE RIGHTS TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES. The rights to indemnification set forth in this Article VII are in addition to all rights which any Indemnified Person may be entitled as a matter of law or by contract, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.
     7.05 NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification to such persons as it deems in the interest of the Corporation to the full extent permitted by law. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payments or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise. This Article shall not limit the Corporation’s power to indemnify against liabilities other than those arising from a person’s serving the Corporation as a Director or officer.
     7.06 AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article VII by the Stockholders or the Directors of the Corporation is effective on a prospective basis only and neither repeal nor modification of such provisions shall adversely affect any right or protection of a Director or officer of the Corporation under this Article VII existing at the time of such amendment, repeal or modification.
     7.07 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 7.01 of this Article VII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
     7.08 VESTING. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election or appointment of a director or officer.
ARTICLE VIII
NOTICES
     8.01 NOTICES. Unless otherwise provided in these Bylaws, whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally delivered against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, to 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314 (or any subsequent address selected by the Board of Directors), attention Chief Executive Officer, or if to a Stockholder, Director or officer, at the address of such person as it appears on the records of the Corporation. In addition, whenever notice is required to be given to a Stockholder, such requirement shall be satisfied when written notice is left at such Stockholder’s residence or usual place of business or is delivered to such Stockholder by any other means permitted by Maryland law. If transmitted electronically, notice to a Stockholder shall be deemed to be given when transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.
     8.02 SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other officer of the Corporation designated by the Chairman or the Chief Executive Officer. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by, or by any person directed to do so by, the Chairman or the Chief Executive Officer or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

     8.03 WAIVER OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A waiver of notice of a Stockholders meeting shall be filed with the records of such meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE IX
MISCELLANEOUS
     9.01 EXEMPTION FROM MARYLAND CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, the provisions of the Maryland Control Share Acquisition Act (Sections 3-701 to 3-710 of the MGCL) shall not apply to any share of Stock of the Corporation now or hereafter held by any current or future Stockholders. All shares of Stock currently outstanding or issued in the future are exempted from the Maryland Control Share Acquisition Act to the fullest extent permitted by Maryland law. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
     9.02 OFFICES OF THE CORPORATION. The principal executive office for the transaction of the business of the Corporation is hereby fixed and located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another. Branch and subordinated offices may at any time be established by the Board of Directors. The principal office of the corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.
     9.03 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors meetings and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.
     9.04 INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the minutes of proceedings of the Stockholders, annual statements of affairs and any voting trust agreements on record shall be open to inspection upon written demand delivered to the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a Stockholder or as the holder of such voting trust certificate, in each case as set forth in the

MGCL. Other documents, such as the Corporation’s books of account, stock ledger and Stockholder lists, may be made available for inspection by any Stockholder or holder of a voting trust certificate to the extent required by the MGCL.
     9.05 CONTRACTS. The Board of Directors may authorize any Director(s), officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
     9.06 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
     9.07 LOANS.
          (a) Such officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.
          (b) From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those officers or agents.
     9.08 FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the year ending December 31.

     9.09 ANNUAL REPORT. Each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.
     9.10 INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deems proper.
     9.11 BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.
ARTICLE X
AMENDMENT OF BYLAWS
     10.01 BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal (i) Section 2.03 to change the minimum or maximum number of Directors without the vote of the Stockholders required therein, (ii) Section 7.01 without a vote of the Stockholders and the consent of any Indemnified Persons whose rights to indemnification, based on conduct prior to such amendment, would be adversely affected by such proposed alteration or repeal; (iii) this Section 10.01; or (iv) Section 10.02.
     10.02 BY STOCKHOLDERS. With the approval of the Board of Directors, the Stockholders shall have the power, by affirmative vote of a majority of the outstanding shares of common stock of the Corporation, at any annual meeting (subject to the requirements of Section 1.03), or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Stockholders shall not alter or repeal Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal, and except that a vote of two-thirds of the outstanding shares of common stock of the Corporation is required to amend Sections 1.03, 2.04 and 2.13.